Exhibit 10.8(a)

Hecla

Mining Company

Post-2004 Supplemental Excess Retirement Plan

Effective January 1, 2019

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan
Master Plan Document

i

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan
Master Plan Document

ARTICLE 7 Claims Procedures		11

7.1	Presentation of Claim	11
7.2	Initial Claim Determination	11
7.3	Review of a Denied Claim	12
7.4	Decision on Review	12
7.5	Disability Claims and Review of Claims Determinations	13
7.6	Legal Action	13

ARTICLE 8 Trust		13

8.1	Establishment of Rabbi Trust	13
8.2	Interrelationship of the Post-2004 Plan and the Rabbi Trust	13

ARTICLE 9 Miscellaneous		14

9.1	Unsecured General Creditor	14
9.2	Employer’s Liability	14
9.3	409A Compliance	14
9.4	Nonassignability	15
9.5	Not a Contract of Employment	15
9.6	Furnishing Information	15
9.7	Terms	15
9.8	Captions	15
9.9	Governing Law	15
9.10	Notice	16
9.11	Successors	16
9.12	Beneficiary’s Interest	16
9.13	Validity	16
9.14	Incompetence	16
9.15	Court Order	17
9.16	Distribution in the Event of Taxation	17

ii

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

PURPOSE

Hecla Mining Company, a Delaware corporation (the “Company”), sponsors the Hecla Mining Company Supplemental Excess Retirement Plan, effective January 1, 1995 and as subsequently amended (the “1995 Plan”), to provide specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of the Company, and its subsidiaries, if any, that sponsor the 1995 Plan. To clarify the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the 1995 Plan is being amended and restated as two plans - the new Hecla Mining Company Post-2004 Supplemental Excess Retirement Plan (the “Post-2004 Plan”) and the Hecla Mining Company Pre-2005 Supplemental Excess Retirement Plan (the “Pre-2005 Plan”), which is the successor to the 1995 Plan. This, the Post-2004 Plan, is intended to be “unfunded” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Accordingly, it is intended that the Post-2004 Plan be a “top hat plan” that is exempt from the requirements of Parts II, III and IV of Title I of ERISA pursuant to §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Post-2004 Plan is intended to comply with the applicable requirements of Section 409A of the Code governing nonqualified plans, as created by Congress’ enactment of the American Jobs Creation Act of 2004. Reference to any section of the Code or ERISA shall be deemed to incorporate any required amendment of such section as necessary to maintain the Post-2004 Plan’s compliance with the foregoing laws.

The portion of the 1995 Plan governing benefits earned and vested after December 31, 2004 is hereby amended and restated as the Post-2004 Plan effective January 1, 2019. The Post-2004 Plan expands the class of eligible employees to include Canadian Participants and governs both: (i) benefits earned after December 31, 2004 and (ii) benefits earned before January 1, 2005 and Post-2004 Plan benefits for Participants that first become vested after December 31, 2004. Benefits earned and vested under the 1995 Plan before January 1, 2005 shall be governed by the Pre-2005 Plan, as set forth in a separate document.

ARTICLE 1
Definitions

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

“Actuarial Equivalent” shall mean the actuarial equivalent value of an amount payable in a different form and/or at a different date computed on the basis of the actuarial assumptions used from time to time in the Pension Plan. No Participant shall be deemed to have any right, vested or nonvested, regarding the continued use of previously adopted actuarial assumptions.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

“Beneficiary” shall mean, for purposes of an unmarried Participant’s Cash Balance Account benefit, the person or persons (natural or otherwise) designated by or for a Participant, entitled under this Plan to receive benefits from the Participant’s Cash Balance Account after the Participant’s death. For all other purposes, “beneficiary” shall mean a Participant’s spouse as of the earlier of (a) a Participant’s date of death or (b) the date benefits commence, as determined under the laws of the relevant jurisdiction.

“Board” shall mean the board of directors of the Company.

“Canadian Participant” shall mean a Canadian-based employee who primarily is not subject to US taxation and has been designated as eligible for the Post-2004 Plan by the Company in its sole discretion.

“Cash Balance Account” shall mean “Cash Balance Account” as defined in the Pension Plan, but as adjusted by:

(a)

Determining a Participant’s Cash Balance Account under the Pension Plan except that the limitations under Code Sections 401(a)(17) and 415 shall not be taken into account in determining the amount under this subsection (a) and the compensation used to determine the accrued benefit shall include, if it does not already do so, any amounts deferred by the Participant under any nonqualified deferred compensation plan sponsored by the Participant’s Employer during the year(s) for which compensation is determined and used for determining such accrued benefit; less

(b)	An amount equal to the Participant’s Cash Balance Account under the Pension Plan by taking into account all limitations required by the Pension Plan and applicable law.

“Claimant” shall have the meaning set forth in Section 7.1.

“Code” shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

“Committee” shall mean the committee described in Article 6.

“Company” shall mean Hecla Mining Company, a Delaware corporation.

“Disability” or “Disabled” shall mean (a) a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) a Participant’s receipt of income replacement benefits, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, for a period of not less than three (3) months under an accident and health plan covering employees of the Employer, as determined by the Committee in its sole discretion. A Participant will not be considered Disabled if the disability resulted from his having been engaged in a criminal enterprise, habitual drunkenness, addition to narcotics, a self-inflected injury, or resulted from military service.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

“Early Retirement” shall mean when a Participant ceases to be an Employee of all Employers on or after his or her Early Retirement Date and before his or her Normal Retirement Date.

“Early Retirement Benefit” shall mean the benefit described in Section 3.1(b).

“Early Retirement Date” shall mean the date a Participant accrues at least ten (10) years of aggregate Years of Service and attains at least age fifty-five (55).

“Employer(s)” shall mean the Company and/or any of its subsidiaries that have been selected by the Board to participate in the Post-2004 Plan.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

“Joint and Survivor Annuity” shall mean a benefit that is the Actuarial Equivalent of the Participant’s Vested SERP Benefit and that is payable monthly in the form of an annuity for the life of the Participant with a survivor annuity for the life of such Participant’s Beneficiary.

“Life Annuity” shall mean a benefit that is the Actuarial Equivalent of the Participant’s Vested SERP Benefit and that is payable monthly in the form of an annuity for the life of the Participant.

“Normal Retirement” shall mean when a Participant ceases to be an Employee of all Employers on his or her Normal Retirement Date.

“Normal Retirement Date” shall mean the date a Participant attains age sixty-five (65).

“Participant” shall mean (a) any employee who is selected to participate in the Post-2004 Plan and completes any forms required by the Company from time to time or (b) a Canadian Participant.

“Pension Plan” shall mean the Hecla Mining Company Retirement Plan, originally effective January 1, 1947, as amended from time to time.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

“Post-2004 Plan” shall mean the Company’s Post-2004 Supplemental Excess Retirement Plan, which shall be evidenced by this instrument and by each Post-2004 Plan Agreement, as amended from time to time.

“Post-2004 Plan Agreement” shall mean a written agreement, as may be amended from time to time, which may be entered into by and between an Employer and a Participant.

“Plan Year” shall mean each year beginning on January 1 and ending on December 31.

“Postponed Retirement” shall mean when a Participant ceases to be an Employee of all Employers after his or her Normal Retirement Date.

“Postponed Retirement Date” shall mean the date of the Participant’s termination of employment after his or her Normal Retirement Date.

“Retirement” or “Retires” shall mean, in each instance, Early Retirement, Normal Retirement or Postponed Retirement, as applicable.

“Retirement Date” shall mean the date a Participant ceases to be an employee of all Employers by reason of Retirement.

“SERP Benefit” shall mean a single Life Annuity, based on the life of the Participant, that is payable monthly, commences at age sixty-five (65) and is equal in amount to the difference between (a) and (b) below:

(a)

An amount equal to a Participant’s Vested normal retirement benefit for a traditional pension participant under the Pension Plan, determined as if he or she had retired on his or her Normal Retirement Date, without being married, except that the benefit limitations under Code Sections 401(a)(17) and 415 shall not be taken into account in determining the amount under this subsection (a) and the compensation used to determine the normal retirement benefit for a traditional pension participant shall include, if it does not already do so, any amounts deferred by the Participant under any nonqualified deferred compensation plan sponsored by the Participant’s Employer during the year(s) for which compensation is determined and used for determining such normal retirement benefit for a traditional pension participant; less

(b)

An amount equal to the Participant’s Vested normal retirement benefit for a traditional pension participant under the Pension Plan determined as if he or she had retired on his or her Normal Retirement Date, without being married, and by taking into account all limitations required by the Pension Plan and applicable law.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

Notwithstanding the foregoing to the contrary, the SERP Benefit for a Canadian Participant shall equal the Accrued Benefit (as defined in the Pension Plan) the Canadian Participant would have accrued as a Traditional Pension Participant (as defined in the Pension Plan) under the Pension Plan if an eligible employee and his or her accrued benefit were not subject to any limitation imposed by the Internal Revenue Service.

“Termination of Employment” shall mean a Participant ceasing to be an employee of all Employers, voluntarily or involuntarily, but shall exclude cessation of employment with all Employers as a result of Retirement, death or Disability.

“Vested” shall mean the extent to which a Participant is vested in his or her benefits under the Post-2004 Plan and shall be determined in the same manner as vesting is determined under the Pension Plan.

“Year of Service” shall mean “Year of Service” as defined in the Pension Plan.

ARTICLE 2
Eligibility

2.1

Selection by Committee. Participation in the Post-2004 Plan shall be limited primarily to a select group of management and highly compensated employees of the Employers. From that group, the Committee shall select, in its sole discretion, employees to participate in the Post-2004 Plan.

2.2

Commencement of Participation. Provided an employee selected to participate in the Post-2004 Plan has met all enrollment requirements set forth in the Post-2004 Plan and required by the Committee, including returning all required documents to the Committee, that employee shall commence participation in the Post-2004 Plan on the date specified by the Committee. If a selected employee fails to meet all such requirements prior to that date, that employee shall not be eligible to participate in the Post-2004 Plan until the completion of those requirements.

ARTICLE 3
Benefits

3.1

Benefits. A Participant with a Cash Balance Account, whether married or unmarried, will be entitled to the Vested portion of his or her Cash Balance Account as of the date the Participant incurs a Termination of Employment for any reason in the form described in Section 3.2. For Participants with a SERP Benefit, an unmarried Participant (as determined in accordance with the terms and conditions of the Pension Plan) will be entitled to one of the following benefits paid in the form of a Life Annuity and a married Participant will be entitled to one of the following benefits paid in the form of a 50% Joint and Survivor Annuity with the Beneficiary as the joint annuitant, provided that the applicable eligibility requirements for that benefit are met:

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

(a)

Normal Retirement Benefit. If a Participant retires on his or her Normal Retirement Date, he or she shall be entitled to a normal retirement benefit, which benefit shall be equal to his or her Vested SERP Benefit.

(b)

Early Retirement Benefit. If a Participant qualifies for Early Retirement, the Participant shall be entitled to an early retirement benefit, which benefit shall be equal to his or her Vested SERP Benefit, as reduced in accordance with the provisions of the Pension Plan for the commencement of benefit payments before the Participant’s Normal Retirement Date.

(c)

Postponed Benefit. If a Participant retires after his or her Normal Retirement Date, he or she shall be entitled to a postponed retirement benefit, which benefit shall be equal to his or her Vested SERP Benefit after giving effect to any adjustments set forth in the provisions of the Pension Plan for the commencement of benefit payments after the Participant’s Normal Retirement Date.

(d)

Disability Benefit. Subject to the limitations set forth in the Pension Plan with respect to a Participant’s eligibility for a disability benefit (including examination requirements and the termination of benefits upon the occurrence of certain events), if a Participant completes at least ten (10) Years of Service, becomes Disabled while actively employed by an Employer and is not receiving any worker’s compensation act, occupational disease law, military or other similar benefits for his or her Disability, he or she shall be entitled to a disability benefit under the Post-2004 Plan, which shall be equal to the Participant’s Vested SERP Benefit, calculated using his or her Years of Service accumulated up to the first day of the month coincident with or following the date the Participant has been determined to be Disabled and has terminated employment.

(e)

Termination Benefit. If a Participant completes the required Years of Service as set forth in Pension Plan provisions regarding deferred vested benefits, he or she shall be entitled to a termination benefit that is equal to his or her Vested SERP Benefit, determined as of the date of his or her Termination of Employment.

3.2

Cash Balance Account - Form of Benefit and Time of Payment. Notwithstanding any provision of the Plan to the contrary, Participants with a Cash Balance Account, will be paid the Cash Balance Account in a lump sum on the Participant’s Early Retirement Date or Normal Retirement Date if the Participant is eligible for Early Retirement or Normal Retirement on the date he or she incurs a Termination of Employment or on the Participant’s Normal Retirement Date if the Participant is not eligible for Early Retirement or Normal Retirement on his or her Termination of Employment. Notwithstanding the foregoing, in the event that a Participant with a Cash Balance Account that incurs a Termination of Employment as a result of his or her death, the Participant’s Beneficiary shall be paid the balance of the Participant’s Cash Balance Account as a lump sum on the first day of the month following the month in which the Participant dies.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

3.3

SERP Benefit - Pre-Retirement Death Benefit. If a married Participant dies prior to commencing the payment of his or her SERP Benefit (other than a Disability Benefit), the Participant’s Beneficiary shall be entitled to a pre-retirement death benefit equal to the survivor portion of a Joint and Survivor Annuity, determined assuming that the Participant separated from service on the earlier of his or her actual Termination of Employment date or date of death and (A) if eligible for Early Retirement at death, determined as of the date of death or (B) if not eligible for Early Retirement at death, determined as of the date the Participant would have reached his or her Normal Retirement Date had he or she lived, and the survivor portion of the annuity was fifty percent (50%) of the annuity that the Participant would have received. Notwithstanding the foregoing, if a Participant with a Vested SERP Benefit dies while he or she is actively employed with the Employer, the Participant’s Beneficiary shall receive 50% of the SERP Benefit accrued by the Participant as of the date of the Participant’s death.

3.4	SERP Benefit - Form of Benefit and Time of Payment.

(a)

Retirement. The SERP Benefit monthly benefit payments to be paid as a result of a Participant’s Retirement or upon a Disabled Participant’s attaining his or her Normal Retirement Date shall commence on:

i.	if the Participant is eligible for an Early Retirement Benefit, on the Participant’s Early Retirement Date;

ii.	for a Disabled Participant receiving a benefit under Section 3.4(b), on his or her Normal Retirement Date; or

iii.

in all other cases that a Participant is eligible for a benefit under this Post-2004 Plan as a result of his or her Retirement, the later of: (A) the Participant’s Normal Retirement Date and (B) the Participant’s Postponed Retirement Date; and

shall continue until (X) in the case of a Joint and Survivor Annuity, the first day of the calendar month in which the Retired Participant, or his or her Beneficiary, dies, whichever is later, or (Y) in the case of an Single Life Annuity, the first day of the calendar month in which the Retired Participant dies.

(b)

Disability. The SERP Benefit monthly benefit payments to be paid as a result of the Participant’s Disability shall commence on the first day of the month coincident with or following the date he or she is determined Disabled as if the Participant had incurred a Termination of Employment on that date and continue until the first day of the calendar month when the Participant (i) is no longer Disabled, (ii) attains his or her Normal Retirement Date or (iii) dies. If the monthly benefit payments being paid as a result of a Participant’s Disability cease due to the Participant attaining his or her Normal Retirement Date, his or her SERP Benefit shall be determined and paid in accordance with the Retirement provisions of Section 3.4(a) as if he or she incurred a Termination of Employment on the date he or she became Disabled.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

(c)

Termination of Employment. Unless the Participant is eligible for Early Retirement, Normal Retirement, Postponed Retirement, or incurs a Disability, the monthly benefit payments to be paid as a result of the Participant’s Termination of Employment shall commence on the Participant’s Normal Retirement Date.

(d)

Death. SERP Benefits payable to a Participant’s Beneficiary as a result of his or her death before SERP Benefit payments begin shall be paid monthly, in the amount stated in Section 3.3, beginning on the first day of the month following the month in which the Participant dies if he or she is eligible for Early Retirement at his or her death, otherwise such benefits shall be paid on the first day of the month following the month in which the Participant would have attained his or her Normal Retirement Date had he or she lived, and shall continue until the first day of the calendar month in which the Participant’s Beneficiary dies.

3.5

Special Election. Notwithstanding anything in Sections 3.2 or 3.4 above to the contrary, if a Participant makes a written election, in accordance with the rules and procedures of the Committee, the lump sum or monthly benefit payments, as applicable, to be paid the Participant may be deferred until the first day of any month after his or her Early Retirement and before his or her Normal Retirement Date if eligible for Early Retirement on termination of employment; provided, however, that (A) the election is made at least twelve (12) months before the date on which the payment is scheduled to begin, (B) with respect to a payment that is not on account of death or Disability, the election does not provide for the receipt of such amounts earlier than five (5) years from the date such payment would otherwise have been paid and (C) the election will not take effect for at least twelve (12) months after the election is made.

3.6	Small Amount. The Committee shall pay the Participant’s benefits, if any, under the Post-2004 Plan in a lump sum provided that:

(a)

the payment results in the termination and liquidation of the entirety of the Participant’s interest under the Post-2004 Plan, including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under § 1.409A-1(c)(2); and

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

(b)	the payment is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code.

Any payment of a small amount under this Section 3.6 of the Post-2004 Plan shall be made in strict accordance with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder. To the extent to the foregoing statutory guidance prohibits said payment, no such payment shall be permitted hereunder.

3.7

Limitation on Benefits. Notwithstanding the foregoing provisions of this Article 3, in no event shall a Participant or his or her Beneficiary receive more than one form of benefit under this Article 3.

3.8

Withholding and Payroll Taxes. The Employers may withhold from any and all benefits paid under this Article 3, all federal, state and local income, employment and other taxes required to be withheld by the Employer in connection with the benefits paid hereunder, in amounts to be determined in the sole discretion of the Employers.

3.9

Coordination of Benefits. Despite the foregoing terms and conditions of this Article 3, in the event of a conflict between the terms and conditions of the Pension Plan and the Post-2004 Plan with respect to the determination of benefits, the Committee, in its sole discretion, may adjust a Participant’s benefits under this Article 3 so that the Participant receives a benefit under the Post-2004 Plan that, based on the terms and conditions of the Pension Plan, is in excess of the Participant’s benefits under the Pension Plan as a result of the inapplicability of Sections 401(a)(17) and 415 of the Code to the Post-2004 Plan.

3.10

Canadian Participants. Notwithstanding any provision of the Post-2004 Plan to the contrary, for Canadian Participants, the rights and features, including timing and form of payment, shall be identical to the provisions applicable to the accrued benefit of a Traditional Pension Participant (as defined in the Pension Plan) under the Pension Plan as determined by the Company in its sole discretion. These terms and conditions are incorporated by reference.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

ARTICLE 4
Termination, Amendment or Modification of the Post-2004 Plan

4.1

Termination. Each Employer reserves the right to terminate the Post-2004 Plan at any time with respect to its participating employees by the actions of its board of directors. Despite the foregoing, the termination of the Plan shall not decrease or restrict a Participant’s, or a Participant’s Beneficiary’s (if the Participant has died and the Beneficiary is entitled to a benefit) Cash Balance Account or Vested SERP Benefit, determined on an Actuarial Equivalent basis. No amendment, discontinuance or termination of the Post-2004 Plan shall affect or otherwise accelerate the timing, form and manner of payments of a Cash Balance Account or Vested SERP Benefit in existence as of the date such amendment, discontinuance or termination is adopted by the Board or Committee, but instead such payments shall occur in accordance with the terms of the Post-2004 Plan in effect at the time such resolution is adopted, except to the extent that acceleration would be permitted upon a Post-2004 Plan termination in accordance with Section 409A of the Code, the treasury regulations thereunder and applicable Internal Revenue Service guidance.

4.2

Amendment. The Company may, at any time, amend or modify the Post-2004 Plan in whole or in part with respect to its participating employees by the actions of its Board; provided, however, that no amendment or modification shall be effective to decrease or restrict a Participant’s then Cash Balance Account or Vested SERP Benefit, determined on an Actuarial Equivalent basis. The amendment or modification of the Post-2004 Plan shall not affect any Participant or his or her Beneficiary who has become entitled to the payment of benefits under the Post-2004 Plan as of the date of the amendment or modification.

4.3

Termination of Post-2004 Plan Agreement. Absent the earlier termination, modification or amendment of the Post-2004 Plan, the Post-2004 Plan Agreement of any Participant shall terminate upon the full payment of the applicable benefit as provided under Article 3.

ARTICLE 5
Other Benefits and Agreements

5.1

Coordination with Other Benefits. The benefits provided for a Participant under the Post-2004 Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employers. The Post-2004 Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 6
Administration of the Post-2004 Plan

6.1

Committee Duties. The Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under the Post-2004 Plan. The Committee shall also have the discretion and authority to (a) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Post-2004 Plan and (b) decide or resolve any and all questions including interpretations of the Post-2004 Plan, as may arise in connection with the Post-2004 Plan.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

6.2

Agents. In the administration of the Post-2004 Plan, the Committee may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to any Employer.

6.3

Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Post-2004 Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Post-2004 Plan.

6.4

Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Post-2004 Plan, except in the case of willful misconduct by the Committee or any of its members.

6.5

Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE 7
Claims Procedures

7.1

Presentation of Claim. Any Participant or the Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Post-2004 Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within one-hundred and eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

7.2

Initial Claim Determination. Within 90 days after the Claimant delivers the claim, the Claimant will receive either a decision or a notice for extension describing special circumstances requiring additional time to process the claim (up to 180 days from the day the Claimant delivered the claim). Any notice for extension will describe the special circumstances (such as the need to hold a hearing) requiring more time and the date by which the Committee expects to render a decision. If the Claimant’s claim is denied in whole or in part, the Claimant will receive a written notice set forth in a manner calculated to be understood by the Claimant specifying:

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

i.	the specific reason(s) for the denial of the claim, or any part of it;

ii.	specific reference(s) to pertinent provisions of the Post-2004 Plan upon which such denial was based;

iii.	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

iv.

an explanation of the claim review procedure set forth in Section 7.3 below, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal.

7.3

Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

7.4

Decision on Review. Within 60 days after the Claimant delivers the request for review, the Claimant will receive either a decision or a notice for extension describing special circumstances requiring additional time to process the Claimant’s claim (up to 120 days from the day the Claimant delivered the request for review). Any notice for extension will describe the special circumstances (such as the need to hold a hearing) requiring more time and the date by which the Committee expects to render a decision on appeal. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Post-2004 Plan provisions upon which the decision was based;

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

(c)	a statement that the Claimant may receive on request all relevant records at no charge;

(d)	a statement of the Claimant’s right to sue under Section 502(a) of ERISA; and

(e)	such other matters as the Committee deems relevant.

7.5

Disability Claims and Review of Claims Determinations. With respect to any claim and review of a denied claim that involves a determination of disability, the Committee will decide such claim and review any request for review of a denied claim within the procedures established for disability claims and appeals under the Pension Plan.

7.6

Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 7 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under the Post-2004 Plan. If a Claimant shall fail to file a timely request for appeal according to the procedures herein outlined above, such Claimant shall have no rights of review and shall have no right to bring action in any court, and the denial of the claim shall become final and binding on all persons for all purposes. No action shall be commenced by a Claimant seeking judicial review of an adverse determination or by any other Claimant more than one year after the earlier of the date: (a) the decision became final; (b) the Claimant had exhausted his or her administrative remedies under this Article; or (c) final proof of claim was due. Any claim or action by a Participant or Beneficiary relating to or arising under the Plan shall only be brought in the US District Court for Kootenai County, Idaho, and this court shall have personal jurisdiction over any Participant or Beneficiary named in the action.

ARTICLE 8
Trust

8.1

Establishment of Rabbi Trust. One or more of the entities constituting the Employer may choose (but are not required) to contribute assets to a rabbi trust, the assets of which will be subject to the claims of such entity’s creditors in the event of insolvency. The Employer may, but shall not be required to, establish a reserve of assets to provide funds for payments under the Post-2004 Plan. Establishing a reserve or rabbi trust shall have no effect on the operation of the Post-2004 Plan or upon the status of Participants as unsecured general creditors of the Employer. Rights to payments will not be limited to assets held in any reserve or rabbi trust.

8.2

Interrelationship of the Post-2004 Plan and the Rabbi Trust. The provisions of the Post-2004 Plan and the Post-2004 Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Post-2004 Plan. The provisions of the rabbi trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the rabbi trust. Each Employer shall at all times remain liable to carry out its obligations under the Post-2004 Plan. Each Employer’s obligations under the Post-2004 Plan may be satisfied with rabbi trust assets distributed pursuant to the terms of the rabbi trust, and any such distribution shall reduce the Employer’s obligations under the Post-2004 Plan.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

ARTICLE 9
Miscellaneous

9.1

Unsecured General Creditor. Participants and their Beneficiaries, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. Any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Post-2004 Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

9.2

Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Post-2004 Plan and the Post-2004 Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Post-2004 Plan except as expressly provided in the Post-2004 Plan and his or her Post-2004 Plan Agreement.

9.3

409A Compliance. The Post-2004 Plan is intended to comply with Section 409A of the Code (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Any payments to be made under the Post-2004 Plan upon a Termination of Employment shall only be made if such Termination of Employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Post-2004 Plan comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A. Notwithstanding any other provision of the Post-2004 Plan, if at the time of the Participant’s Termination of Employment, he is a “specified employee”, determined in accordance with Section 409A, any payments and benefits provided under the Post-2004 Plan that constitute “nonqualified deferred compensation” subject to Section 409A that are provided to the Participant on account of his separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Participant’s termination date (“Specified Employee Payment Date”). The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. If the Participant dies during the six-month period, any delayed payments shall be paid to the Participant’s beneficiary in a lump sum upon the Participant’s death.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

9.4

Nonassignability. Neither a Participant, a Beneficiary, nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant, Beneficiary, or any other person, nor be transferable by operation of law in the event of a Participant’s, Beneficiary’s, or any other person’s bankruptcy or insolvency. The foregoing limitation precludes, among other things, a Participant who is getting (or has gotten) a divorce from transferring any portion of his or her interest under the Post-2004 Plan to his or her spouse or ex-spouse (except by naming the spouse or ex-spouse as a Beneficiary, if applicable).

9.5

Not a Contract of Employment. The terms and conditions of the Post-2004 Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, with or without cause. Nothing in the Post-2004 Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

9.6

Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Post-2004 Plan and the payments of benefits hereunder.

9.7

Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

9.8	Captions. The captions of the articles, sections and paragraphs of the Post-2004 Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.9	Governing Law. Subject to ERISA, the provisions of the Post-2004 Plan shall be construed and interpreted according to the laws of the State of Idaho.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

9.10

Notice. Any notice or filing required or permitted to be given to the Committee under the Post-2004 Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Hecla Mining Company Post-2004 Supplemental Excess Retirement Plan

6500 North Mineral Drive, Ste. 200

Coeur d’Alene, Idaho 83815-9408

Attn: Director, Human Resources

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under the Post-2004 Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

9.11	Successors. The provisions of the Post-2004 Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s Beneficiary.

9.12

Beneficiary’s Interest. The interest in the benefits hereunder of a Beneficiary of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such Beneficiary in any manner, including but not limited to such Beneficiary’s will, nor shall such interest pass under the laws of intestate succession.

9.13

Validity. In case any provision of the Post-2004 Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Post-2004 Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

9.14

Incompetence. If the Committee determines in its discretion that a benefit under the Post-2004 Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Post-2004 Plan for such payment amount.

Hecla
Mining Company
Post-2004 Supplemental Excess Retirement Plan

9.15	Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Post-2004 Plan or the Committee has been named as a party.

9.16	Distribution in the Event of Taxation.

(a)

General. If, for any reason, all or any portion of a Participant’s benefit under the Post-2004 Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid Vested SERP Benefit under the Post-2004 Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under the Post-2004 Plan.

(b)

Rabbi Trust. If any rabbi trust terminates and benefits are distributed from the rabbi trust to a Participant in accordance with that Section, the Participant’s benefits under the Post-2004 Plan shall be reduced to the extent of such distributions.

IN WITNESS WHEREOF, the Company has signed this Post-2004 Plan document on _________________________, 2019.

HECLA MINING COMPANY

[Name]
[Title]